UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

SAFETY SHOT, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHOT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	SHOTW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

The information set forth below in Item 5.02 is incorporated by reference in this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

John Gulyas Employment Agreement

On December 16, 2024, Safety Shot, Inc. (the “Company”) entered into an employment agreement (“John Agreement”) with John Gulyas, pursuant to which Mr. Gulyas will serve as the Company’s Executive Chairman of the board of directors. The Agreement provides for (A) a $300,000 annual base salary paid in equal installments on the Company’s regular pay dates no less frequently than bi-monthly, (B) a restricted stock award of 1,000,000 shares of Company’s common stock fully vested as of the date therein, (C) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $500,000 for Q1 and Q2 of 2025, (D) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $1,000,000 for Q3 and Q4 of 2025, and (E) other customary employee benefits.

There are no arrangements or understandings between the Company and the newly appointed executive officer or director and any other person or persons pursuant to which each executive officer or director was appointed and there is no family relationship between or among any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions to which the Company is or was a participant and in which either Mr. Gulyas has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Jordon Schur Employment Agreement

On December 16, 2024, the Company entered into an employment agreement (“Jordon Agreement”) with Jordon Schur, pursuant to which Mr. Schur will serve as the Company’s President. The Agreement provides for (A) a $300,000 annual base salary paid in equal installments on the Company’s regular pay dates no less frequently than bi-monthly, (B) a restricted stock award of 1,000,000 shares of Company’s common stock fully vested as of the date therein, (C) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $500,000 for Q1 and Q2 of 2025, (D) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $1,000,000 for Q3 and Q4 of 2025, and (E) other customary employee benefits.

There are no arrangements or understandings between the Company and the newly appointed executive officer or director and any other person or persons pursuant to which each executive officer or director was appointed and there is no family relationship between or among any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions to which the Company is or was a participant and in which either Mr. Schur has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Jarrett Boon Employment Agreement

On December 16, 2024, the Company entered into an employment agreement (“Jarrett Agreement” together with the John Agreement and Jordon Agreement as the “Agreements”) with Jarrett Boon, pursuant to which Mr. Boon will serve as the Company’s Chief Executive Officer. The Agreement provides for (A) a $300,000 annual base salary paid in equal installments on the Company’s regular pay dates no less frequently than bi-monthly, (B) a restricted stock award of 1,000,000 shares of Company’s common stock fully vested as of the date therein, (C) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $500,000 for Q1 and Q2 of 2025, (D) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $1,000,000 for Q3 and Q4 of 2025, and (E) other customary employee benefits.

There are no arrangements or understandings between the Company and the newly appointed executive officer or director and any other person or persons pursuant to which each executive officer or director was appointed and there is no family relationship between or among any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions to which the Company is or was a participant and in which either Mr. Boon has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Agreements are not complete and are qualified in its entirety by reference to the full text of the Agreements, which is filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report.

Exhibits 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement with John
10.2	Employment Agreement with Jordon
10.3	Employment Agreement with Jarrett
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2024

SAFETY SHOT, INC.

By:	/s/ Jarrett Boon
Jarrett Boon
Chief Executive Officer